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                                                                    EXHIBIT 23.6

                       [Letterhead of Berenson Minella]

                                August 9, 1999
Illinova Corporation.
500 South 27th Street
Decatur, Illinois 62525

Re: Joint Proxy Statement of Illinova Corporation and Dynegy Inc. and Registration Statement on Form S-4 of Energy Convergence Holding Company

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated June 13, 1999 to the Board of Directors of Illinova Corporation as Appendix IV to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        BERENSON MINELLA & COMPANY

                                        /s/ Christopher J. Picotte
                                        -----------------------------
                                        Name: Christopher J. Picotte
                                        Title: Vice President